EXHIBIT 21

                         Subsidiaries of the Registrant

NAME                                             JURISDICTION OF INCORPORATION         PERCENTAGE OWNERSHIP
Billion Luck Company Ltd.                        British Virgin Islands                100% (held by Registrant)

Sunwide Capital Limited                          British Virgin Islands                100%(held by Billion Luck)

Silver Moon Technologies Limited                 British Virgin Islands                80% (held by Registrant)

Zhongwei Medi-China.com Limited                  Hong Kong Special Administrative      100% (held by Silver Moon)
                                                 Region

Hainan Cihui Industrial Company Ltd.             People's Republic of China            100% (5% held by
                                                                                       Registrant and 95% held
                                                                                       by Billion Luck)

First Goods And Materials Supply                 People's Republic of China            100% (held by HARC)
   and Sales Corporation                                                               (inactive)

Second Goods And Materials Supply                People's Republic of China            100% (held by HARC)
   and Sales Corporation                                                               (inactive)

Hainan Zhongwei Trading Company Ltd.             People's Republic of China            100% (95% held by
                                                                                       HARC and 5% held by
                                                                                       Billion Luck) (inactive)

Shenzhen Xubu Investment Co. Ltd.                People's Republic of China            100% (held by HARC)
                                                                                       (disposed of subsequent to fiscal
                                                                                       year end)

Isense Limited                                   Hong Kong Special Administrative      100% (held by Registrant)
                                                 Region